Exhibit 15

November 3, 2005

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We are aware that Monster Worldwide, Inc. has incorporated by reference in its Registration Statements on Form S-3 and S-8 (Nos. 333-81843, 333-63631, 333-50699, 333-18937, 333-63499, 333-88193, 333-75031, 333-93065, 333-70795, 333-83131, 333-96101, 333-61400, 333-71062, 333-109598, 333-115007, 333-116004 and 333-124134) our report dated October 26, 2005, relating to the Company’s unaudited interim consolidated financial statements appearing in its quarterly report on Form 10-Q for the quarter ended September 30, 2005. Pursuant to Regulation C under the Securities Act of 1933 (the “Act”), that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to October 26, 2005.

BDO Seidman, LLP
New York, NY